UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2018

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:      (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth Company   ☐

 If an emerging growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2018, Associated Banc-Corp (the “Company”) filed a Certificate regarding its 8.00% Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) with the Wisconsin Department of Financial Institutions to eliminate from its Amended and Restated Articles of Incorporation (the “Articles”) all matters set forth in the Articles regarding the shares of Series B Preferred Stock.  All outstanding shares of the Series B Preferred Stock were redeemed by the Company on September 15, 2016.

The Certificate relating to the Series B Preferred Stock, which became effective on the date of filing, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

3.1 Certificate relating to the Series B Preferred Stock dated October 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: October 26, 2018	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and
Corporate Secretary

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